INDEX TO EXHIBITS

(1)               Agreement and Declaration of Trust*

(2)               Bylaws*

(3)               Inapplicable

(4)               Inapplicable

(5)(i) Advisory Agreement for the Large Cap Value Fund, the Small Cap Value Fund and the Balanced Fund

   (ii)           Form of Advisory Agreement for the International Value
                  Fund

   (iii)          Form of Sub-Advisory Agreement for the International
                  Value Fund

(6)               Underwriting Agreement

(7)               Directors Deferred Compensation Plan

(8)(i)            Custody Agreement

(9)(i)            Administration Agreement

   (ii)           Accounting Services Agreement

   (iii)          Transfer, Dividend Disbursing, Shareholder
                  Service and Plan Agency Agreement

(10)              Opinion and Consent of Counsel*

(11)              Consent of Independent Auditors

(12)              Inapplicable

(13)              Agreement Relating to Initial Capital

(14)              Inapplicable

(15)(i)           Plan of Distribution Pursuant to Rule 12b-1 for Class A
                  Shares

    (ii)          Plan of Distribution Pursuant to Rule 12b-1 for Class C
                  Shares

(16)              Inapplicable

(17)(i)           Financial Data Schedule for Large Cap Value Fund

    (ii)          Financial Data Schedule for Small Cap Value Fund

    (iii)         Financial Data Schedule for Balanced Fund

(18)              Rule 18f-3 Multi-Class Plan*

----------------------------

*        Incorporated by reference to the Trust's Registration
         Statement on Form N-1A.